THE AMERICAN INSTITUTE OF ARCHITECTS


                               AIA Document A311

                        LABOR AND MATERIAL PAYMENT BOND

          THIS BOND IS ISSUED SIMULTANEOUSLY WITH PERFORMANCE BOND IN FAVOR OF THE OWNER CONDITIONED ON THE FULL AND FAITHFUL PERFORMANCE OF THE CONTRACT

Bond  Number  1328406

KNOW ALL MEN BY THESE PRESENTS: that Penn Wilson CNG, as Principal, hereinafter called Principal, and Amwest Surety Insurance Company, 330 North Brand, Suite 550, Glendale, CA 91203, as Surety, hereinafter called Surety, are held and firmly bound unto A.E. Schmidt Environmental as Obligee, hereinafter called, Owner, for the use and benefit of claimants as hereinbelow defined, in the amount of One Million Four Hundred Thirty One Thousand Three Hundred Nine Dollars ($1,431,309.00), for the payment whereof Principal and Surety bind themselves, their heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

WHEREAS,

Principal has by written agreement dated ____________________, entered into a contract with Owner for

     Supply  and  install  compressed  natural  gas  fueling  station which contract is by reference made a part hereof, and is hereinafter referred to as the Contract.

                        LABOR AND MATERIAL PAYMENT BOND

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION, is such that, if Principal shall promptly make payment to all claimants as hereinafter defined, for all labor and material used or reasonably required for use in the performance of the Contract, then this obligation shall be void; otherwise it shall remain in full force and effect, subject, however, to the following conditions:

     1. A claimant is defined as one having a direct contract with the Principal or with a Subcontractor of the Principal for labor, material, or both used or reasonably required for use in the performance of the Contract, labor and material being construed to include that part of water, gas, power, light, heat, oil, gasoline, telephone service or rental of equipment directly applicable to the Contract.

     2. The above named Principal an Surety hereby jointly and severally agree with the owner that every claimant as herein defined, who has not been paid in full before the expiration of a period of ninety (90) days after the date on which the last of such claimant's work or labor was done or performed, or materials were furnished by such claimant, may sue on this bond for the use of such claimant, prosecute the suit to final judgment for such sum or sums as may be justly due claimant, and have execution thereon. The Owner shall not be liable for the payment of any costs or expenses of any such suit.

     3.        No suit or action shall be commenced hereunder by any claimant:

          a. Unless claimant, other than one having a direct contract with the Principal, shall have given written notice to any two of the following:
the Principal, the Owner, or the Surety above named, within ninety (90) days after such claimant did or performed the last of the work or labor, or furnished the last of the materials for which said claim is made, stating with substantial accuracy the amount claimed and the name of the party to whom the materials were furnished, or for whom the work or labor was done or performed. Such notice shall be served by mailing the same by registered mail or certified mail, postage prepaid, in an envelope addressed to the Principal, Owner or Surety, at any place where an office is regularly maintained for the transaction of business, or served in any manner in which legal process may be served in the state in which the aforesaid project is located, save that such service need not be made by a public officer.

          b. After the expiration of one (1) year following the date on which Principal ceased Work on said Contract, it being understood, however that if any limitation embodied in this bond is prohibited by any law controlling the construction hereof such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

          c. Other than in a state court of competent jurisdiction in and for the county or other political subdivision of the state in which the Project, or any party thereof, is situated, or in the United States District Court for the district in which the Project, or any part thereof, is situated, and not elsewhere.

     4. The amount of this bond shall be reduced by and to the extent of any payment or payments made in good faith hereunder, inclusive of the payment by Surety of mechanics' lien which may be filed of record against said improvement, whether or not claim for the amount of such lien be presented under and against this bond.

Signed  and  sealed  this  11th  day  of  June  1997.


                                   /s/ John Weber
                                   Penn  Wilson  CNG
/s/ Dennis Ding                    -------------------------------------------
---------------------------------  (Principal)                          (Seal)
(Witness)

                                   -------------------------------------------
                                                     (Title)

                                   /s/ Kathy R. Mair
                                   Amwest  Surety  Insurance  Company
                                   -------------------------------------------
---------------------------------  (Surety)                             (Seal)
(Witness)

                                   /s/ Jeffrey Strassner
                                   -------------------------------------------
                                   Jeffrey Strassner (Title)
                                   Attorney-in-Fact